CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-187760) and Forms S-8 (Nos. 333-147490, 333-148544, and 333-185617) of our report dated September 26, 2012 relating to the consolidated financial statements, which appears in Synthesis Energy Systems, Inc. and subsidiaries' (a development stage enterprise) Annual Report on Form 10-K for the year ended June 30, 2013.

PricewaterhouseCoopers LLP
Houston, Texas
September 24, 2013